SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PORTEC INC

          GAMCO INVESTORS, INC.
                                 1/23/98           20,500            14.0000
                                 1/22/98            2,500            14.1250
                                 1/21/98            6,000            14.1146
                                 1/26/98            1,800            14.0000
                                 1/23/98           14,400            14.0000
                                 1/20/98            1,100            14.0000




























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

                                          30